STATEMENT OF SINGLE BOND COVERAGE

                In accordance with Rule 17g-1(g)(1)(B)(iii), set forth below is a list of each registrant and the amounts in which each such registrant would have provided and maintained had it not been named as an insured under a joint insured bond.

NAME OF INVESTMENT COMPANY	GROSS ASSETS (AS OF 9/30/07)	REQUIRED MIMIMUM AMOUNT OF BOND

EVERGREEN SELECT FIXED INCOME TRUST, a series trust consisting of:

            Evergreen Short Intermediate Bond Fund

            Evergreen Intermediate Municipal Bond Fund

            Evergreen Core Bond Fund

            Evergreen Adjustable Rate Fund

            Evergreen International Bond Fund

            Evergreen Select High Yield Bond Fund

            Evergreen Institutional Enhanced Income Fund

             TOTAL:

	732,840,332 471,292,247 3,927,729,225 2,386,006,356 1,088,073,459 147,752,899 675,750,755 9,429,445,273	900,000 750,000 2,500,000 2,300,000 1,250,000 525,000 900,000 2,500,000

EVERGREEN SELECT EQUITY TRUST, a series trust consisting of: Evergreen Strategic Growth Fund Evergreen Special Equity Fund Evergreen Equity Index Fund TOTAL:	1,088,668,052 118,667,094 1,024,404,565 2,231,739,711	1,250,000 525,000 1,250,000 2,500,000

EVERGREEN SELECT MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Institutional Money Market Fund

            Evergreen Institutional Municipal Money Market Fund

          Evergreen Institutional Treasury Money Market Fund

            Evergreen Institutional 100% Treasury Money Market Fund

           Evergreen Institutional U.S. Government Money Market Fund

            Evergreen Prime Cash Management Money Market Fund

             TOTAL:

	15,748,423,111 8,874,817,958 6,646,307,947 425,426,366 780,371,510 6,053,816,659 38,529,163,551	2,500,000 2,500,000 2,500,000 750,000 1,000,000 2,500,000 2,500,000

EVERGREEN MUNICIPAL TRUST, a series trust consisting of:

            Evergreen Alabama Municipal Bond Fund

             Evergreen Connecticut Municipal Bond Fund

               Evergreen New Jersey Municipal Bond Fund

            Evergreen Pennsylvania Municipal Bond Fund

            Evergreen High Income Municipal Bond Fund

            Evergreen Georgia Municipal Bond Fund

            Evergreen Maryland Municipal Bond Fund

            Evergreen North Carolina Municipal Bond Fund

            Evergreen South Carolina Municipal Bond Fund

            Evergreen Virginia Municipal Bond Fund

            Evergreen Short-Intermediate Municipal Bond Fund

            Evergreen Municipal Bond Fund

            Evergreen Strategic Municipal Bond Fund

             Evergreen California Municipal Bond Fund

            Evergreen New York Municipal Bond Fund

             TOTAL:

       34,489,910

       65,171,643

	230,154,188 722,886,676 399,773,224 150,200,639 64,020,436 515,908,114 287,595,302 212,293,278 285,628,394 1,215,299,707 491,717,638 397,556,717 81,521,291 5,154,217,157	300,000 400,000 600,000 900,000 750,000 600,000 400,000 900,000 750,000 600,000 750,000 1,250,000 750,000 750,000 450,000 2,500,000

EVERGREEN EQUITY TRUST, a series trust consisting of:

            Evergreen Golden Core Opportunities Fund (to be seeded on

                   12/12/07)

             Evergreen Golden Large Cap Core Fund (to be seeded on

                   12/12/07)

             Evergreen Golden Mid Cap Core Fund (to be seeded on 12/12/07)

               Evergreen Omega Fund

            Evergreen Mid Cap Growth Fund

            Evergreen Large Company Growth Fund

             Evergreen Enhanced S&P 500® Fund

            Evergreen Growth Fund

            Evergreen Balanced Fund

Evergreen Fundamental Large Cap Fund

Evergreen Equity Income Fund

            Evergreen Small Cap Value Fund

            Evergreen Utility and Telecommunications Fund

            Evergreen Health Care Fund

            Evergreen Asset Allocation Fund

Evergreen Special Values Fund

            Evergreen Intrinsic Value Fund

             Evergreen Fundamental Mid Cap Value Fund

              Evergreen Market Index Fund

             Evergreen Market Index Growth Fund

             Evergreen Market Index Value Fund

Evergreen Small-Mid Growth Fund

Evergreen Disciplined Value Fund

Evergreen Disciplined Small-Mid Value Fund

             Evergreen Envision Growth Fund

            Evergreen Envision Growth and Income Fund

            Evergreen Envision Income Fund

              TOTAL:

                      0

                      0

                      0

     853,413,264

     662,629,172

     399,134,226

  2,210,914,391

     900,731,511

  1,244,208,776

  1,194,468,353

  1,154,358,371

     195,862,615

     672,892,765

     318,931,668

11,457,696,323

  2,234,956,449

     196,886,235

         1,000,000

      560,214,095

     970,235,322

     818,106,026

     186,596,436

      657,383,604

       27,182,380

        20,524,051

     117,696,684

       16,962,628

27,072,985,345

  1,000,000

     900,000

     750,000

  2,300,000

  1,000,000

  1,250,000

  1,250,000

  1,250,000

     600,000

     900,000

     750,000

  2,500,000

  2,300,000

     600,000

     100,000

      900,000

  1,000,000

  1,000,000

     600,000

     900,000

     300,000

      250,000

     525,000

     225,000

  2,500,000

EVERGREEN FIXED INCOME TRUST, a series trust consisting of:

            Evergreen U.S. Government Fund

            Evergreen Diversified Income Builder Fund

             Evergreen Core Plus Bond Fund

            Evergreen High Income Fund

            Evergreen Institutional Mortgage Portfolio

            Evergreen Ultra Short Opportunities Fund

            TOTAL:

	844,715,360 279,518,860 283,378,873 612,719,356 56,597,349 720,931,058 2,797,860,856	1,000,000 750,000 750,000 900,000 400,000 900,000 2,500,000

EVERGREEN INTERNATIONAL TRUST, a series trust consisting of:

            Evergreen Emerging Markets Growth Fund

            Evergreen Global Large Cap Equity Fund

            Evergreen Global Opportunities Fund

            Evergreen Precious Metals Fund

            Evergreen International Equity Fund

             Evergreen Intrinsic World Equity Fund

             TOTAL:

	742,302,330 137,889,067 658,143,252 894,912,320 3,350,750,004 357,835,469 6,141,832,442	900,000 525,000 900,000 1,000,000 2,500,000 750,000 2,500,000

EVERGREEN MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Money Market Fund

            Evergreen California Municipal Money Market Fund

            Evergreen New York Municipal Money Market Fund

            Evergreen Pennsylvania Municipal Money Market Fund

            Evergreen Municipal Money Market Fund

              Evergreen Treasury Money Market Fund

            Evergreen Florida Municipal Money Market Fund

             Evergreen New Jersey Municipal Money Market Fund

             Evergreen U.S. Government Money Market Fund

               TOTAL:

	7,198,499,241 223,626,044 274,739,539 249,173,673 2,033,069,409 1,517,618,159 272,247,523 219,378,774 1,283,229,445 13,271,581,807	2,500,000 600,000 750,000 600,000 2,300,000 1,500,000 750,000 600,000 1,250,000 2,500,000

EVERGREEN VARIABLE ANNUITY TRUST, a series trust consisting of:

            Evergreen VA Omega Fund

            Evergreen VA Balanced Fund

            Evergreen VA Fundamental Large Cap Fund

            Evergreen VA International Equity Fund

            Evergreen VA Special Values Fund

            Evergreen VA Diversified Income Builder Fund

Evergreen VA Growth Fund

            Evergreen VA High Income Fund

            Evergreen VA Core Bond Fund

            TOTAL:

	118,513,218 70,160,241 172,015,162 317,652,716 129,468,220 87,193,344 91,393,607 38,603,999 50,185,407 1,075,185,914	525,000 400,000 600,000 750,000 525,000 450,000 450,000 350,000 400,000 2,500,000

EVERGREEN CLOSED END FUNDS:

       Evergreen Income Advantage Fund

       Evergreen Multi-Sector Income Fund

        Evergreen Utilities and High Income Fund

        Evergreen International Balanced Income Fund

        Evergreen Global Dividend Opportunity Fund

             TOTAL:

	1,422,593,536 1,183,196,674 294,606,873 252,394,702 935,209,863 4,088,001,648	1,250,000 1,250,000 750,000 750,000 1,000,000 2,500,000

ASSET ALLOCATION TRUST**

*Each of the above referenced “SEC-Registered Investment Companies” should be covered under both the Blanket Bond and D&O/E&O insurance policies.

** The Asset Allocation Trust is an investment vehicle for Evergreen Asset Allocation Fund

Outside law firm utilized by SEC-Registered Investment Companies – Ropes & Gray LLP